UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016 (May 11, 2016)

TRINITY PLACE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-8546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Fifth Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 235-2190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 11, 2016, TPH Forest Hill LLC (the “Borrower”), a special purpose entity and indirect wholly-owned subsidiary of Trinity Place Holdings Inc. (the “Company”) entered into a Loan Agreement with Citizens Bank, National Association, as lender (the “Lender”), pursuant to which the Lender will provide one or more loans to the Borrower in the amount of up to $12,600,000, subject to the terms and conditions as set forth in the Loan Agreement (the “Loan”). The interest-only Loan bears interest at the 30-day LIBOR plus 230 basis points. The Loan matures on May 11, 2019, subject to extension until May 11, 2021 under certain circumstances. The Borrower can prepay the Loan at any time, in whole or in part, without premium or penalty. The collateral for the Loan is the Borrower’s fee interest in the Company’s West Palm Beach property commonly known as The Shoppes at Forest Hill. The Loan requires the Borrower to comply with various customary affirmative and negative covenants and provides for certain events of default, the occurrence of which permit the Lender to declare the Loan due and payable, among other remedies. The Company entered into a Guaranty of Payment pursuant to which the Company agreed to guarantee the full and timely payment of the Borrower’s obligations under the Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

Dated: May 12, 2016